UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2014

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into Amendment No. 19, dated December 12, 2014 (“Amendment No. 19”), to its Amended and Restated Receivables Purchase Agreement dated June 3, 2008 (the “Short-Term Financing Program”) to extend the program termination date to December 31, 2017.  In addition to extending the program termination date, the agreement was amended to increase the borrowing base of eligible receivables by including (i) unbilled activity up to 15% of total eligible receivables and (ii) receivables from customers with payment terms in the 61-95 day category up to a maximum of 5% of total eligible receivables.

The remaining material terms and conditions are substantially unchanged.

The foregoing summary of Amendment No. 19 is qualified in its entirety by reference to the full text of Amendment No. 19, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Amendment No. 19, dated as of December 12, 2014, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: December 12, 2014	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

4.1	Amendment No. 19, dated as of December 12, 2014, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.